UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – December 3, 2014 (December 1, 2014)

EXTENDED STAY AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36190	46-3140312
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

ESH HOSPITALITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36191	27-3559821
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100 Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (980) 345-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement

On November 30, 2012, ESH Hospitality, Inc. (“ESH REIT”), a controlled subsidiary of Extended Stay America, Inc., entered into a $2.52 billion mortgage loan comprised of three components (the “2012 Mortgage Loan”). Pursuant to the 2012 Mortgage Loan, ESH REIT has the option to extend the maturity date of Component A of the 2012 Mortgage Loan for up to three consecutive one-year periods, subject to limited conditions. On December 1, 2014, ESH REIT exercised its option to extend the initial maturity date of Component A to December 1, 2015. Other than the exercise of the option to extend the maturity date of Component A, no other modifications were made to the terms of the 2012 Mortgage Loan. In addition, in connection with the foregoing, ESH REIT extended the maturity date of the interest rate cap on one-month LIBOR at 3.0% to which it is a counterparty to December 1, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTENDED STAY AMERICA, INC.

Date: December 3, 2014	By:	/s/ Christopher Dekle
	Name:	Christopher Dekle
	Title:	General Counsel

ESH HOSPITALITY, INC.

Date: December 3, 2014	By:	/s/ Christopher Dekle
	Name:	Christopher Dekle
	Title:	General Counsel